Exhibit 10.1

FORM OF

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BROADSTONE NET LEASE, LLC

[______], 2020

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List of Exhibits

Exhibit A	Form of Member Registry
Exhibit B	Capital Account Maintenance
Exhibit C	Special Allocation Rules
Exhibit D	Notice of Redemption
Exhibit E	Form of DRO Registry
Exhibit F	Notice of Election by Member to Convert LTIP Units into OP Units
Exhibit G	Notice of Election by the Company to Force Conversion of LTIP Units into OP Units

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SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BROADSTONE NET LEASE, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (as may be further amended, supplemented or restated from time to time, the “Agreement”) of Broadstone Net Lease, LLC, a New York limited liability company (the “Company”) is dated as of [•], 2020 and entered into by and among Broadstone Net Lease, Inc., a Maryland corporation, as the managing member, and the Persons whose names are set forth on the Member Registry (as hereinafter defined), as non-managing members, together with any other Persons who become Members (as hereinafter defined) in the Company as provided herein.

WHEREAS, on August 8, 2006, the Company and the Managing Member and certain other Persons entered into that certain Operating Agreement of the Company, which was amended and restated by that certain Amended and Restated Operating Agreement of the Company on December 31, 2007, Exhibit A was amended and restated on December 31, 2018 and December 31, 2019, respectively, and the Amended and Restated Operating Agreement was amended by Amendment No. 1 on February 7, 2020 (collectively, the “Prior Operating Agreement”);

WHEREAS, in connection with the closing of the initial public offering of the Managing Member (the “IPO”), the Managing Member effected a recapitalization of its common stock, $0.001 par value per share (“Common Stock”), pursuant to which (i) the Managing Member established a new class of Common Stock as “Class A Common Stock” for sale in the IPO and (ii) the Managing Member effected a four-for-one stock split of its Common Stock that was outstanding immediately prior to the closing of the IPO (the “REIT Recapitalization”). The Class A Common Stock sold in the IPO was listed on the NYSE as of the closing of the IPO and is freely tradeable. Each share of Class A Common Stock will automatically convert into one share of Common Stock 180 days after the completion of the IPO (the “Class A Conversion”). Immediately following the Class A Conversion, all outstanding shares of Common Stock, including those shares of Common Stock issued upon conversion of the Class A Common Stock, will be listed on the NYSE and will be freely tradeable;

WHEREAS, in connection with the REIT Recapitalization, the Company effected a recapitalization of its membership units, pursuant to which the Company effected a four-for-one split of its outstanding membership units; and

WHEREAS, in connection with the closing of the IPO, the Members (as hereinafter defined) now desire to amend and restate the Prior Operating Agreement as set forth herein, which shall, amend, restate and supersede the Prior Operating Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Prior Operating Agreement in its entirety and agree to continue the Company as a limited liability company under the Act (as hereinafter defined), as amended from time to time, as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“2015 Budget Act Partnership Audit Rules” has the meaning set forth in Section 10.3.A.

“Act” means the New York State Limited Liability Company Law, as it may be amended from time to time, and any successor to such statute.

“Additional Non-Managing Member” means a Person admitted to the Company as a Non-Managing Member pursuant to Section 12.2 hereof and who is shown as a Non-Managing Member on the Member Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year or other period (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Adjustment Event” means an event in which (i) the Company makes a distribution of Membership Units or other equity interests in the Company on all outstanding OP Units to the extent that the LTIP Unitholder did not participate in such distribution, (ii) the Company subdivides the outstanding OP Units into a greater number of OP Units or combines the outstanding OP Units into a lesser number of OP Units, (iii) the Company issues any Membership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units, or (iv) a similar transaction involving OP Units where consideration is not received in connection with such transaction. For the avoidance of doubt, the following shall not be Adjustment Event: (a) the issuance of Membership Units in a financing, reorganization, acquisition or similar business transaction; (b) the issuance of Membership Units pursuant to the Equity Incentive Plan or other compensation plan, or under a distribution reinvestment plan; or (c) the issuance of any Membership Units to the Managing Member or other Persons in respect of a Capital Contribution to the Company.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director,

general partner, managing member or trustee of such Person or any Person referred to in the foregoing clause (i). For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate DRO Amount” means the aggregate balances of the DRO Amounts, if any, of all DRO Members, if any, as determined on the date in question.

“Aggregate Special LTIP Unit Distribution Amount” has the meaning set forth in Section 5.1.D.

“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the regulations thereunder; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

“Agreement” has the meaning set forth in the preamble hereto.

“Articles of Organization” means the Articles of Organization relating to the Company filed in the office of the New York Department of State, as amended from time to time in accordance with the terms hereof and the Act.

“Assignee” means a Person to whom one or more Membership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Non-Managing Member, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, cash of the Company, regardless of source (including Capital Contributions and loans to the Company), that the Managing Member, in its sole and absolute discretion, determines is appropriate for distribution to the Members.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Member pursuant to Exhibit B. The initial Capital Account balance for each Member who is a Member on the date hereof shall be the amount set forth opposite such Member’s name on the Member Registry.

“Capital Account Limitation” has the meaning set forth in Section 4.7.B.

“Capital Contribution” means, with respect to any Member, any cash and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Members’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Class A Conversion” has the meaning set forth in the recitals hereto.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the recitals hereto.

“Company Minimum Gain” has the meaning for “partnership minimum gain” set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Record Date” means the record date established by the Managing Member either (i) for the distribution of Available Cash pursuant to Section 5.1.A, which record date shall be the same as the record date established by the Managing Member Entity for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Members entitled to vote on or consent to any proposed action for which the consent or approval of the Members is sought pursuant to Section 14.2.

“Consent” means the consent or approval of a proposed action by a Member given in accordance with Article XIV.

“Consent of the Outside Non-Managing Members” means the Consent of the Non-Managing Members (excluding for this purpose, to the extent any of the following holds OP Units, (i) the Managing Member or the Managing Member Entity, (ii) any Person of which the Managing Member or the Managing Member Entity directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Managing Member or the Managing Member Entity) holding OP Units representing more than fifty percent (50%) of the Percentage Interest of the OP Units of all Non-Managing Members which are not excluded pursuant to (i), (ii) and (iii) above.

“Constituent Person” has the meaning set forth in Section 4.7.F.

“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

“Conversion Date” has the meaning set forth in Section 4.7.B.

“Conversion Factor” means 1.0; provided, however, that, if the Managing Member Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and does not make a corresponding distribution on OP Units in OP Units, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the Managing Member Entity (the “Predecessor Entity”) and another entity shall become the Managing Member Entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Managing Member Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Managing Member Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Managing Member) of any securities and other consideration that the holder of one Share in the Predecessor

Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Membership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

“Conversion Notice” has the meaning set forth in Section 4.7.B.

“Conversion Right” has the meaning set forth in Section 4.7.A.

“Convertible Funding Debt” has the meaning set forth in Section 7.5.E.

“Current Partnership Audit Rules” has the meaning set forth in Section 10.3.A.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount as calculated in accordance with Regulations Section 1.704-3; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero and if Depreciation is calculated in accordance with Regulations Section 1.704-3(b), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Distribution Measurement Date” has the meaning set forth in Section 5.1.D.

“Distribution Participation Date” means, with respect to LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued.

“Distribution Payment Date” has the meaning set forth in Section 5.1.C.

“DRO Amount” means the amount specified in the DRO Registry with respect to any DRO Member, as such DRO Registry may be amended from time to time.

“DRO Member” means a Member who has agreed in writing to be a DRO Member and has agreed and is obligated to make certain contributions, not in excess of such DRO Member’s DRO Amount, to the Company with respect to any deficit balance in such Member’s Capital Account upon the occurrence of certain events. A DRO Member who is obligated to make any such contribution only upon liquidation of the Company shall be designated in the DRO Registry as a “Part I DRO Member” and a DRO Member who is obligated to make any such contribution to the Company either upon liquidation of the Company or upon liquidation of such DRO Member’s Membership Interest shall be designated in the DRO Registry as a “Part II DRO Member.”

“DRO Registry” means the DRO Registry maintained by the Managing Member in the books and records of the Company containing substantially the same information as would be necessary to complete the Form of DRO Registry attached hereto as Exhibit E.

“Economic Capital Account Balances” has the meaning set forth in Section 6.1.E.

“Equity Incentive Plan” means any equity incentive or compensation plan heretofore or hereafter adopted by the Company, the Managing Member or Managing Member Entity, including, without limitation, the Broadstone Net Lease, Inc. 2020 Equity Incentive Plan, as the same may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Quarter” means any three calendar month quarter of any Fiscal Year of the Company, which quarters shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 9.2.

“Forced Conversion” has the meaning set forth in Section 4.7.C.

“Forced Conversion Notice” has the meaning set forth in Section 4.7.C.

“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of the Managing Member, the Managing Member Entity or any wholly owned subsidiary of either the Managing Member or the Managing Member Entity.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Managing Member, (B) the Managing Member Entity, (C) a Non-Managing Member, or (D) any direct or indirect trustee, manager, director, officer, member, shareholder or partner of the Company, the Managing Member, the Managing Member Entity or a Non-Managing Member, and (ii) such other Persons (including Affiliates of the Managing Member or the Managing Member Entity, a Non-Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IPO” has the meaning set forth in the recitals hereto.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” has the meaning set forth in Section 6.1.E.

“Liquidating Losses” has the meaning set forth in Section 6.1.E.

“Liquidator” has the meaning set forth in Section 13.2.A.

“LTIP Distribution Amount” has the meaning set forth in Section 5.1.C.

“LTIP Unit” means a Membership Unit that is designated as an LTIP Unit and that has the rights, preferences and other privileges designated in Sections 4.6 and 4.7 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Members shall be set forth on the Member Registry.

“LTIP Unit Sharing Percentage” means, for an LTIP Unit, the percentage that is specified as the LTIP Unit Sharing Percentage in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued or, if no such percentage is specified, 10%.

“LTIP Unitholder” means a Member that holds LTIP Units.

“Managing Member” means Broadstone Net Lease, Inc., a Maryland corporation, or its successor or permitted assignee, as managing member of the Company.

“Managing Member Entity” means the Managing Member; provided, however, that if (i) the common shares of beneficial interest (or other comparable equity interests) of the Managing Member are at any time not Publicly Traded and (ii) the common shares of beneficial interest (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares of beneficial interest (or other comparable equity interests) of the Managing Member are Publicly Traded, the term “Managing Member Entity” shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “Managing Member Entity” shall mean the Managing Member.

“Managing Member Interest” means a Membership Interest held by the Managing Member that is not designated a Non-Managing Member Interest. A Managing Member Interest may be expressed as a number of Membership Units.

“Managing Member Payment” has the meaning set forth in Section 15.14.

“Member” means the Managing Member or a Non-Managing Member, and “Members” means the Managing Member and the Non-Managing Members.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning for “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning for “partner nonrecourse deductions” set forth in Regulations Section 1.704-2(i), and the amount of Member Nonrecourse Deductions with respect to Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Member Registry” means the Member Registry maintained by the Managing Member in the books and records of the Company, which contains substantially the same information as would be necessary to complete the form of the Member Registry attached hereto as Exhibit A.

“Membership Interest” means a Non-Managing Member Interest, a Managing Member Interest or LTIP Units (to the extent the Managing Member has awarded LTIP Units) and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Membership Units.

“Membership Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2, and includes OP Units, LTIP Units and any other classes or series of Membership Units established after the date hereof. The number of Membership Units outstanding and the Percentage Interests in the Company represented by such Membership Units are set forth in the Member Registry.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under the Equity Incentive Plan, or (ii) any Debt issued by the Managing Member that provides any of the rights described in clause (i).

“Non-Managing Member” means any Person named as a Non-Managing Member in the Member Registry or any Substituted Non-Managing Member or Additional Non-Managing Member, in such Person’s capacity as a Non-Managing Member in the Company.

“Non-Managing Member Interest” means a Membership Interest of a Non-Managing Member in the Company representing a fractional part of the Membership Interests of all Non-Managing Members and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Non-Managing Member Interest may be expressed as a number of Membership Units.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.

“Operating Entity” has the meaning set forth in Section 7.4.F.

“OP Unit” means any Membership Unit that is not specifically designated by the Managing Member as being of another specified class of Membership Units (including, without limitation, any Membership Unit issued on or prior to the date hereof).

“OP Unit Economic Balance” has the meaning set forth in Section 6.1.E.

“OP Unit Transaction” means any transaction or series of related transactions (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any OP Unit Transaction which constitutes an Adjustment Event) as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such OP Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

“Parent Entity” has the meaning set forth in Section 7.4.F.

“Percentage Interest” means, as to a Member holding a class of Membership Interests, its interest in such class, determined by dividing the Membership Units of such class owned by such Member by the total number of Membership Units of such class then outstanding.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Prior Operating Agreement” has the meaning set forth in the recitals hereto.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.

“Qualified Assets” means any of the following assets: (i) interests, rights, options, warrants or convertible or exchangeable securities of the Company; (ii) Debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts) whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company; (v) cash held for payment of administrative expenses or pending distribution to security holders of the Managing Member Entity or any wholly owned Subsidiary thereof or pending contribution to the Company; and (vi) other tangible and intangible assets that, taken as a whole, are either de minimis in relation to the net assets of the Company and its Subsidiaries or are held temporarily in a manner that does not adversely affect the distribution rights of Non-Managing Members.

“Qualified REIT Subsidiary” means any Subsidiary of the Managing Member Entity that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.

“Recourse Liabilities” means the amount of liabilities owed by the Company (other than Nonrecourse Liabilities and liabilities to which Member Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

“Redeeming Member” has the meaning set forth in Section 8.6.A.

“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the Managing Member, in its sole and absolute discretion; provided, however, that if the Shares are not Publicly Traded at the time a Redeeming Member exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Member, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Member shall have no right, without the Managing Member’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

“Redemption Right” has the meaning set forth in Section 8.6.A.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means an entity that qualifies as a real estate investment trust under the Code.

“REIT Recapitalization” has the meaning set forth in the recitals hereto.

“REIT Requirements” has the meaning set forth in Section 5.1.A.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“Safe Harbors” has the meaning set forth in Section 11.6.F.

“Same Award” has the meaning set forth in Section 5.1.D.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Managing Member using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit C, the Managing Member shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of common stock (or other comparable equity interest) of the Managing Member Entity. Shares may be issued in one or more classes or series in accordance with the terms of the organizational documents of the Managing Member Entity. Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the Managing Member. If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Membership Interests for which the reference to Shares is made. When used with reference to OP Units, the term “Shares” refers to the shares of common stock (or other comparable equity interest) of the Managing Member Entity.

“Shares Amount” means a number of Shares equal to the product of the number of Membership Units offered for redemption by a Redeeming Member times the Conversion Factor; provided, however, that if the Managing Member Entity issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive unless the Company issues corresponding rights to holders of Membership Units.

“Special LTIP Unit Distribution” has the meaning set forth in Section 5.1.D.

“Specified Redemption Date” means the twentieth (20th) Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine; provided, however, that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after receipt by the Managing Member of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Non-Managing Member” means a Person who is admitted as a Non-Managing Member to the Company pursuant to Section 11.4 and who is shown as a Non-Managing Member in the Member Registry.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Target Balance” has the meaning set forth in Section 6.1.E.

“Termination Transaction” has the meaning set forth in Section 11.2.B.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

“Unvested LTIP Units” has the meaning set forth in Section 4.6.C.

“UPREIT” has the meaning set forth in Section 7.4.F.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Share of a class of outstanding Shares of the Managing Member Entity that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the Managing Member Entity are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the Managing Member Entity are not Publicly Traded, the Value of the Shares Amount per Membership Unit tendered for redemption (which will be the Cash Amount per Membership Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Membership Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Members in accordance with the terms of this Agreement. Such Value shall be determined by the Managing Member, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).

“Vested LTIP Units” has the meaning set forth in Section 4.6.C.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1	Organization

A. Organization, Status and Rights. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Operating Agreement. The Members hereby confirm and agree to their status as members of the Company and to continue the business of the Company on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

B. Qualification of Limited Liability Company. The Members (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Articles of Organization as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.

C. Representations. Each Member represents and warrants that such Member is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

Section 2.2	Name

The name of the Company shall be Broadstone Net Lease, LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of any of the Managing Member or any Affiliate thereof. The words “Limited Liability Company,” “LLC,” “L.L.C.” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

Section 2.3	Registered Office and Agent; Principal Office[1]

The address of the registered office of the Company in the State of New York is located at 800 Clinton Square Rochester, NY 14604, and the registered agent for service of process on the Company at such registered office is the Company. The Managing Member may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Articles of Organization of the Company to reflect such designation without the consent of the Non-Managing Members or any other Person. The principal office of the Company is 800 Clinton Square Rochester, NY 14604, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members. The Company may maintain offices at such other place or places within or outside the State of New York as the Managing Member deems advisable.

Section 2.4	Term

The term of the Company commenced on August 8, 2006, and shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.1	Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company

[1]	Note to Company: To confirm.

or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the Managing Member and, if different, the Managing Member Entity, at all times to be classified as a REIT, unless the Managing Member or Managing Member Entity, as applicable, in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company. In connection with the foregoing, and without limiting the Managing Member or the Managing Member Entity’s right, in its sole and absolute discretion, to cease qualifying as a REIT, the Members acknowledge that the status of the Managing Member Entity as a REIT inures to the benefit of all the Members and not solely to the Managing Member, the Managing Member Entity or their or its Affiliates, members and shareholders.

Section 3.2	Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of any of the Managing Member or the Managing Member Entity to continue to qualify as a REIT (if such entity has chosen to attempt to qualify as a REIT), (ii) could subject any of the Managing Member or the Managing Member Entity to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over any of the Managing Member or the Managing Member Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the Managing Member in writing.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ISSUANCES

OF MEMBERSHIP INTERESTS

Section 4.1	Capital Contributions of the Members

Prior to the execution of this Agreement, the Members have made the Capital Contributions as set forth in the Member Registry. On the date hereof, the Members own Membership Units in the amounts set forth in the Member Registry and have Percentage Interests in the Company as set forth in the Member Registry. The number of Membership Units and Percentage Interest shall be adjusted in the Member Registry from time to time by the Managing Member to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Membership Units or similar events having an effect on a Member’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. Except as provided in Sections 7.5, 10.5, and 13.3 hereof, the Members shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Member shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise, provided that such Capital Account deficit did not arise by reason of distributions in violation of this Agreement or applicable law or other actions in violation of this Agreement or applicable law.

Section 4.2	Issuances of Membership Interests

A. General. The Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Membership Units or other Membership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Membership Interests, all as shall be determined, subject to applicable New York law, by the Managing Member in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Membership Interests to share in Company distributions, (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class to vote on matters that require the vote or Consent of the Non-Managing Members, and (v) the consideration, if any, to be received by the Company; provided, however, that no such Membership Units or other Membership Interests shall be issued to the Managing Member Entity unless either (a) the Membership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the Managing Member Entity (including a transaction described in Section 7.5.F) having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Membership Interests issued to the Managing Member Entity in accordance with this Section 4.2.A, or (b) the additional Membership Interests are issued to all Members holding Membership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Company issues Membership Interests pursuant to this Section 4.2.A, the Managing Member shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.5, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Membership Interests.

B. Classes of Membership Units. From and after the date of the Agreement, the Company shall have three classes of Membership Units entitled “OP Units” and “LTIP Units,” and such additional classes of Membership Units as may be created by the Managing Member pursuant to Section 4.2.A. OP Units, LTIP Units or a class of Membership Interests created pursuant to Section 4.2.A, at the election of the Managing Member, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate membership interests, stock, notes or other assets or consideration; provided, however, that any Membership Unit that is not specifically designated by the Managing

Member as being of a particular class shall be deemed to be an OP Unit. The terms of the LTIP Units shall be in accordance with Sections 4.6 and 4.7.

C. Prior Membership Units. All Membership Units (as defined in the Prior Operating Agreement) are hereby deemed to be OP Units.

Section 4.3	No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Membership Units or other Membership Interests.

Section 4.4	Other Contribution Provisions

A. General. If any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had made a Capital Contribution of such cash to the capital of the Company.

B. Mergers. To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Membership Interests in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Non-Managing Members pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Managing Member in its sole and absolute discretion) and as set forth in the Member Registry.

Section 4.5	No Interest on Capital

No Member shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 4.6	LTIP Units

A. Issuance of LTIP Units. The Managing Member may from time to time issue LTIP Units to Persons who provide services to the Company or the Managing Member, for such consideration as the Managing Member may determine to be appropriate, and admit such Persons as Non-Managing Members. Subject to the following provisions of this Section 4.6 and the special provisions of Sections 4.7 and 6.1.E, LTIP Units shall be treated as OP Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as OP Unit holders and LTIP Units shall be treated as OP Units. In particular, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i) If an Adjustment Event occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Company takes an action affecting the OP Units other than actions specifically defined as “Adjustment Events” and in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii) Subject to the provisions of Sections 5.1.C, 5.1.D and 5.1.E, the LTIP Unitholders shall, when, as and if distributions with respect to OP Units are authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per OP Unit paid to holders of OP Units on such Company Record Date established by the Managing Member with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on OP Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.

B. Priority. Subject to the provisions of this Section 4.6 and the special provisions of Sections 4.7 , 5.1.C, 5.1.D and 5.1.E, the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Membership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the OP Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of OP Units are entitled to transfer their OP Units pursuant to Article XI.

C. Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) Vesting Agreements. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by any applicable Equity Incentive Plan. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(ii) Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Managing Member exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E hereof, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.E. LTIP Units shall be allocated Net Income and Net Loss, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such LTIP Units, to the extent that the date of issuance and the Distribution Participation Date are not the same under the terms of the applicable Vesting Agreement, in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period multiplied by the LTIP Unit Sharing Percentage for such LTIP Units. Commencing with the portion of the taxable year of the Company that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per OP Unit. The allocations provided by the preceding sentence shall be subject to Section 6.1.A and Section 6.1.B of the Agreement. The Managing Member is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is equal to such ratio as computed for the OP Units held by the Managing Member.

(iv) Redemption. The Redemption Right provided to the holders of OP Units under Section 8.6 hereof shall not apply with respect to LTIP Units unless and until they are converted to OP Units as provided in clause (v) below and Section 4.7.

(v) Conversion to OP Units. Vested LTIP Units are eligible to be converted into OP Units in accordance with Section 4.7.

D. Voting. LTIP Unitholders shall (a) have the same voting rights as the Non-Managing Members, with the LTIP Units voting as a single class with the OP Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to

LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of OP Units (including the OP Units held by the Managing Member); but subject, in any event, to the following provisions:

(i) With respect to any OP Unit Transaction (as defined in Section 4.7.F hereof), so long as the LTIP Units are treated in accordance with Section 4.7.F hereof, the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) Any creation or issuance of any Membership Units or of any class or series of Membership Interest in accordance with the terms of this Agreement, including, without limitation, additional OP Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into OP Units.

Section 4.7	Conversion of LTIP Units.

A. Conversion Right. An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into fully paid and non-assessable OP Units; provided, however, that a holder may not exercise the Conversion Right for fewer than one thousand (1,000) Vested LTIP Units or, if such holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition. The Managing Member shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units, provided, however, that any Special LTIP Unit Distribution payable with respect to such Vested LTIP Units is paid prior to such conversion. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 4.7.

B. Exercise by an LTIP Unitholder. A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.6 hereof. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Non-Managing Member, to the extent attributable to its ownership of LTIP Units, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit F to this Agreement to the Company (with a copy to the Managing Member) not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the Managing Member has not given to the LTIP Unitholders notice of a proposed or upcoming OP Unit Transaction (as defined in Section 4.7.F hereof) at least thirty (30) days prior to the effective date of such OP Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Managing Member of a OP Unit Transaction or (y) the third business day immediately preceding the effective date of such OP Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each LTIP Unitholder covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 4.7.B shall be free and clear of all liens and encumbrances. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the Conversion Date; provided, however, that the redemption of such OP Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Managing Member elects to assume and perform the Company’s redemption obligation with respect to such OP Units under Section 8.6 hereof by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The Managing Member and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence. An LTIP Unitholder may give a Conversion Notice with respect to Unvested LTIP Units, provided that such Unvested LTIP Units become Vested LTIP Units on or prior to the Conversion Date.

C. Forced Conversion. The Company, at any time at the election of the Managing Member, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.6; provided, however, that the Company may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.7.B or with respect to which a Special LTIP Unit Distribution is payable and has not been paid. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit G to this Agreement to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

D. Completion of Conversion. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Managing Member certifying the number of OP Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Non-Managing Member pursuant to Article XI hereof may exercise the rights of such Non-Managing Member pursuant to this Section 4.7 and such Non-Managing Member shall be bound by the exercise of such rights by the Assignee.

E. Impact of Conversions for Purposes of Section 6.1.E. For purposes of making future allocations under Section 6.1.E hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

F. OP Unit Transactions. If the Company or the Managing Member Entity shall be a party to any OP Unit Transaction, then the Managing Member shall, immediately prior to the OP Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Company were sold at the OP Unit Transaction price or, if applicable, at a value determined by the Managing Member in good faith using the value attributed to the Membership Units in the context of the OP Unit Transaction (in which case the Conversion Date shall be the effective date of the OP Unit Transaction). In anticipation of such Forced Conversion and the consummation of the OP Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the Managing Member shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Managing Member, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such OP Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such OP Unit holder failed to make such an election. Subject to the rights of the Company and the Managing Member under any Vesting Agreement and any applicable Equity Incentive Plan, to the extent any LTIP Units are then outstanding, the Company shall use commercially reasonable efforts to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 4.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into OP Units in connection with the OP Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such OP Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

ARTICLE V

DISTRIBUTIONS

Section 5.1	Requirement and Characterization of Distributions

A. Distribution of Operating Income. The Managing Member shall distribute at least quarterly an amount equal to one hundred percent (100%) of the Available Cash of the Company with respect to such quarter or shorter period to the Members in accordance with the terms established for the class or classes of Membership Interests held by such Members who are Members on the respective Company Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B and in accordance with the respective terms established for each class of Membership Interest. Notwithstanding anything to the contrary contained herein, in no event may a Member receive a distribution of Available Cash with respect to a Membership Unit for a quarter or shorter period if such Member is entitled to receive a distribution with respect to a Share for which such Membership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, or in the terms established for a new class or series of Membership Interests created in accordance with Article IV hereof, no Membership Interest shall be entitled to a distribution in preference to any other Membership Interest. If the Managing Member Entity has chosen to attempt to qualify as a REIT, the Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Managing Member Entity as a REIT, to distribute Available Cash (a) to Non-Managing Members in a manner that would not cause any such distribution or portion thereof to be treated as part of a sale of property to the Company by a Non-Managing Member under Section 707 of the Code or the Regulations thereunder; provided, however, that none of the Managing Member, the Managing Member Entity, and the Company shall have liability to a Non-Managing Member under any circumstances as a result of any distribution to a Non-Managing Member being so treated, and (b) to the Managing Member Entity in an amount sufficient to enable the Managing Member Entity to make distributions to its shareholders that will enable the Managing Member Entity to (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”), and (2) avoid any federal income or excise tax liability.

B. Method.

(i) Each holder of Membership Interests, if any, that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Membership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date); and

(ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i) (if applicable), with respect to Membership Interests that are not entitled to any preference in distribution, such Available Cash shall be distributed pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

C. Distributions With Respect to LTIP Units. Commencing from the Distribution Participation Date established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as regular cash distributions are authorized by the Managing Member out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each OP Unit for the corresponding quarterly or other period (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as non-liquidating special, extraordinary or other distributions are authorized by the Managing Member out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the OP Units which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company are authorized by the Managing Member out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company in an amount per unit equal to the amount of any such distributions payable on the OP Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Managing Member (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the OP Units.

D. Special LTIP Unit Distribution. As of the Distribution Participation Date for an LTIP Unit that is not forfeited on or prior to such Distribution Participation Date, the holder of such LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the Aggregate Special LTIP Unit Distribution Amount with respect to such LTIP Unit, divided by the total number of such holder’s LTIP Units that (A) have the same Distribution Participation Date, (B) were issued as part of the same award or program for purposes of Section 4.6 as specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued (the “Same Award” with respect to such LTIP Unit), and (C) are not forfeited on or prior to such Distribution Participation Date; provided, however, that such amount shall not exceed either (x) the amount of non-liquidating cash distributions per unit that were paid on the OP Units on or after the date of the issuance of such LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued) (such date being referred to as the “Distribution Measurement Date” with respect to such LTIP

Unit) and prior to such Distribution Participation Date or (y) an amount that, together with all other Special LTIP Unit Distributions made to such holder on the same date with respect to such holder’s other LTIP Units issued as part of the Same Award as such LTIP Unit, exceeds the positive balance of the Capital Account of such holder to the extent attributable to such LTIP Units. The “Aggregate Special LTIP Unit Distribution Amount” with respect to a holder’s LTIP Unit equals the aggregate amount determined by totaling, for each of such holder’s LTIP Units that were issued as part of the Same Award, (x) the amount of non-liquidating cash distributions per unit that were paid on the OP Units on or after the Distribution Measurement Date with respect to such LTIP Unit and prior to the earlier of the Distribution Participation Date for such LTIP Unit or the Distribution Participation Date for the LTIP Unit with respect to which the Aggregate Special LTIP Unit Distribution Amount is being calculated, multiplied by (y) the LTIP Unit Sharing Percentage for such LTIP Unit, and subtracting from such total aggregate amount all Special LTIP Unit Distributions previously made with respect to LTIP Units that were issued as part of the Same Award. The Special LTIP Unit Distribution for an LTIP Unit will be payable on the first Distribution Payment Date on or after the Distribution Participation Date for such LTIP Unit if and when authorized by the Managing Member out of funds legally available for the payment of distributions; provided that, to the extent not otherwise prohibited by the terms of any class of Membership Interests entitled to any preference in distribution and authorized by the Managing Member out of funds legally available for the payment of distributions, such Special LTIP Unit Distribution may be paid prior to such Distribution Payment Date. On or after the Distribution Participation Date with respect to an LTIP Unit, if such LTIP Unit is outstanding, no distributions (other than in OP Units, LTIP Units or other Membership Interests ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company) shall be declared or paid or set apart for payment upon the OP Units, the LTIP Units or any other Membership Interests ranking junior to or on a parity with the LTIP Unit as to distributions for any period (other than Special LTIP Unit Distributions with respect to LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any Special LTIP Unit Distributions due with respect to such LTIP Unit have been or contemporaneously are declared and paid.

E. LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Section 5.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Company income or gain realized after the date such LTIP Unit was issued by the Company. The intent of this Section 5.1.E is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 5.1 shall be interpreted and applied consistently therewith. The Managing Member at its discretion may amend this Section 5.1.E to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

Section 5.2	Distributions in Kind

The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the holders of Membership Interests, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles V, VI and XIII hereof

Section 5.3	Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the Managing Member, the Non-Managing Members or Assignees shall be treated as amounts distributed to the Managing Member, Non-Managing Members or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4	Distributions upon Liquidation

Proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.

Section 5.5	Revisions to Reflect Issuance of Membership Interests

If the Company issues Membership Interests to the Managing Member or any Additional Non-Managing Member pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article V and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests. Such revisions shall not require the consent or approval of any other Member. In the absence of any agreement to the contrary, an Additional Non-Managing Member shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.5) with respect to the period during which the closing of its contribution to the Company occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE VI

ALLOCATIONS

Section 6.1	Allocations for Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of the Company Agreement and any special allocations required to be made pursuant to Section 6.1.E, Net Income shall be allocated:

(1)

first, to the Managing Member to the extent that Net Loss previously allocated to the Managing Member pursuant to Section 6.1.B(6) exceed Net Income previously allocated to the Managing Member pursuant to this clause (1);

(2)

second, to each DRO Member until the cumulative Net Income allocated to such DRO Member under this clause (2) equals the cumulative Net Loss allocated to such DRO Member under Section 6.1.B(5) (and among the DRO Members, pro rata in proportion to their respective percentages of the cumulative Net Loss allocated to all DRO Members pursuant to Section 6.1.B(5) hereof);

(3)	third, to the Managing Member until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Loss allocated the Managing Member under Section 6.1.B(4);

(4)

fourth, to the holders of any Membership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(3);

(5)

fifth, to the holders of any Membership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Membership Interests until each such Membership Interest has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Membership Interests, whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made);

(6)

sixth, to the holders of any Membership Interests that are not entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (6) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(2); and

(7)

finally, with respect to Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B. Net Loss. After giving effect to the special allocations set forth in Section 1 of Exhibit C of the Company Agreement and any special allocations required to be made pursuant to Sections 6.1.E, Net Loss shall be allocated:

(1)

first, to the holders of Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(7) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Membership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Loss allocated under this clause (1);

(2)

second, with respect to classes of Membership Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(2) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3 and (ii) in the case of a Member who also holds classes of Membership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Members’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(3)

third, with respect to classes of Membership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(3) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);

(4)	fourth, to the Managing Member in an amount equal to the excess of (a) the amount of the Company’s Recourse Liabilities over (b) the Aggregate DRO Amount;

(5)

fifth, to and among the DRO Members, in proportion to their respective DRO Amounts, until such time as the DRO Members as a group have been allocated cumulative Net Loss pursuant to this clause (5) equal to the Aggregate DRO Amount; and

(6)	thereafter, to the Managing Member.

C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Managing Member by taking into account facts and circumstances relating to each Member’s respective interest in the profits of the Company unless and to the extent provided otherwise in an agreement between any Member and the Company. For this purpose, the Managing Member shall have the sole and absolute discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Members in any manner permitted under Code Section 752 and the Regulations thereunder.

D. Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

E. Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.1.A, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units, plus the aggregate net amount of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units less the amount of any Special LTIP Unit Distributions with respect to such LTIP Units (such amount, the “Target Balance”); provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to OP Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balances of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceed the Target Balance, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under Section 6.1.A(6) and any Net Loss shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of the Company Agreement. “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, but prior to the realization of any Liquidating Gains. Similarly, the “OP Unit Economic Balance” shall mean (i) the Capital Account balance of the Managing Member, plus the amount of the Managing Member’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Managing Member’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the Managing Member’s OP Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.1.E.

The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Managing Member’s OP Units (on a per-unit basis, other than differences resulting from the allocation of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units in excess of the amount of Special LTIP Unit Distributions paid with respect to such LTIP Units), to the extent that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Company, or upon an adjustment to the Members’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

Section 6.2	Revisions to Allocations to Reflect Issuance of Membership Interests

If the Company issues Membership Interests to the Managing Member or any Non-Managing Additional Member pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests, including making preferential allocations to classes of Membership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1	Management

A. Powers of Managing Member. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Non-Managing Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. The Managing Member may not be removed by the Non-Managing Members with or without cause. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1)

the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as are required under Section 5.1.A or will permit the Managing Member Entity (so long as the Managing Member Entity chooses to attempt to qualify as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Managing Member Entity to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Managing Member, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Managing Member deems necessary for the conduct of the activities of the Company;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(3)

the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Managing Member deems proper;

(4)

the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Managing Member, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member, its Subsidiaries, the Company’s Subsidiaries and any of their Affiliates) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;

(5)

the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(6)

the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(7)	the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;

(8)	the distribution of Company cash or other Company assets in accordance with this Agreement;

(9)	the holding, managing, investing and reinvesting of cash and other assets of the Company;

(10)	the collection and receipt of revenues and income of the Company;

(11)

the selection, designation of powers, authority and duties and the dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets;

(12)

the maintenance of such insurance (including, without limitation, directors, trustees and officers insurance) for the benefit of the Company and the Members (including, without limitation, the Managing Member Entity) and the directors, trustees and officers thereof as the Managing Member deems necessary or appropriate;

(13)

the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or the Managing Member or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as the Managing Member Entity has determined to attempt to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Managing Member Entity to fail to qualify as a REIT;

(14)

the control of any matters affecting the rights and obligations of the Company or any Subsidiary of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company or any Subsidiary of the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company or any Subsidiary of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(15)	the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Managing Member may adopt;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote,

appurtenant to any assets or investment held by the Company or any Subsidiary of the Company;

(17)

the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(18)

the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;

(19)

the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(20)	the distribution of cash to acquire Membership Units held by a Non-Managing Member in connection with a Non-Managing Member’s exercise of its Redemption Right under Section 8.6;

(21)

the determination regarding whether a payment to a Member who exercises its Redemption Right under Section 8.6 that is assumed by the Managing Member Entity will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 8.6.

(22)	the acquisition of Membership Interests in exchange for cash, debt instruments and other property;

(23)

the maintenance of the Member Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance and transfer of Membership Units, the admission of any Additional Non-Managing Member or any Substituted Non-Managing Member or otherwise;

(24)	the registration of any class of securities under the Securities Act or the Securities Exchange Act, and the listing of any debt securities of the Company on any exchange;

(25)

the issuance of additional Membership Units, as appropriate and in the Managing Member’s sole and absolute discretion, in connection with capital contributions by Additional Non-Managing Members and additional capital contributions by Members pursuant to Article IV hereof;

(26)

the taking of any and all acts and things necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Members and restrictions on redemptions;

(27)

the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(28)

taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by any national securities exchange requirements;

(29)	the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company; and

(30)

to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Managing Member deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing the Managing Member Entity at all times to qualify as a REIT unless the Managing Member Entity voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a managing member as provided by the Act.

B. No Approval by Non-Managing Members. Each of the Non-Managing Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Members, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the Managing Member without consideration of any other obligation or duty, fiduciary or otherwise, of the Company or the Non-Managing Members and shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Non-Managing Members or any other Persons under this Agreement or of any duty stated or implied by law or equity. The Non-Managing Members acknowledge that the Managing Member is acting for the collective benefit of the Company, the Non-Managing Members and the shareholders of the Managing Member or the Managing Member Entity.

C. Insurance. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries and (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance as the Managing Member, in its sole and absolute discretion, determines to be necessary.

D. Working Capital and Other Reserves. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XIII.

Section 7.2	Articles of Organization

The Managing Member has previously filed the Articles of Organization with the Department of State of New York. To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Articles of Organization and do all the things to maintain the Company as a limited liability company (or a company in which the members have limited liability) under the laws of the State of New York and each other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Articles of Organization or any amendment thereto to any Non-Managing Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or a company in which the members have limited liability) in the State of New York and any other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

Section 7.3	Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, in its sole and absolute discretion, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.4	Reimbursement of the Managing Member

A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including Section 10.3.C and the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as the managing member of the Company.

B. Responsibility for Company, Managing Member and Managing Member Entity Expenses. The Company shall be responsible for and shall pay all expenses relating to the Company’s organization, the ownership of its assets and its operations. The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses it incurs relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Company, (ii) compensation of the officers and employees including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Shares, (iii) auditing expenses, (iv) director fees and expenses of the Managing Member Entity, (v) all costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its shareholders, and (vi) all costs and expenses associated with litigation involving the Managing Member and the Managing Member Entity, the Company or any Subsidiary); provided, however, that (i) the amount of any such reimbursement shall be reduced by (x) any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 7.5.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse the Managing Member for expenses hereunder); and (y) any amount derived by the Managing Member from any investments permitted in Section 7.5.A; (ii) if the Managing Member or Managing Member Entity qualifies as a REIT, the Company shall not be responsible for any taxes that the Managing Member Entity would not have been required to pay if that entity qualified as a REIT for federal income tax purposes or any taxes imposed on the Managing Member or Managing Member Entity by reason of that entity’s failure to distribute to its shareholders an amount equal to its taxable income; (iii) the Company shall not be responsible for expenses or liabilities incurred by the Managing Member in connection with any business or assets of the Managing Member other than its ownership of Membership Interests or operation of the business of the Company or ownership of interests in Qualified Assets to the extent permitted in Section 7.5.A; and (iv) the Company shall not be responsible for any expenses or liabilities of the Managing Member that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The Managing Member shall determine in good faith the amount of expenses incurred by it or the Managing Member Entity related to the ownership of Membership Interests or operation of, or for the benefit of, the Company. If certain expenses are incurred that are related both to the ownership of Membership Interests or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets as permitted under Section 7.5.A) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including the Managing Member and Managing Member Entity) owning such other assets or businesses in such a manner as the Managing Member in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Managing Member and the Managing Member Entity pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member or Managing Member Entity.

C. Membership Interest Issuance Expenses. The Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of Membership Interests, Shares, Debt of the Company, Funding Debt of the Managing Member or the Managing Member Entity or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

D. Repurchases of Shares. If the Managing Member Entity exercises its rights under its organizational documents to purchase Shares or otherwise elects or is required to purchase from its shareholders Shares in connection with a share repurchase or similar program or otherwise, or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the Managing Member Entity, any employee equity purchase plan adopted by the Managing Member Entity or any similar obligation or arrangement undertaken by the Managing Member Entity in the future, the purchase price paid by the Managing Member Entity for those Shares and any other expenses incurred by the Managing Member Entity in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to the Managing Member Entity, subject to the conditions that: (i) if those Shares subsequently are to be sold by the Managing Member Entity, the Managing Member Entity shall pay to the Company any proceeds received by the Managing Member Entity for those Shares (provided, however, that a transfer of Shares for Membership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are required to be cancelled pursuant to applicable law or are not retransferred by the Managing Member Entity within thirty (30) days after the purchase thereof, the Managing Member shall cause the Company to cancel a number of Membership Units (rounded to the nearest whole Membership Unit) held by the Managing Member equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

E. Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts. Amounts deemed paid by the Company to the Managing Member in connection with redemption of Membership Units pursuant to Section 7.5.B shall be treated as a distribution for purposes of computing the Member’s Capital Accounts.

F. Funding for Certain Capital Transactions. In the event that the Managing Member Entity shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Managing Member Entity (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (a) the Company shall advance to the Managing Member Entity the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Managing Member Entity through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (b) the Managing Member Entity shall, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Managing Member Entity in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (c) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Company shall issue to the Managing Member, Membership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Managing Member Entity in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting, the foregoing, in the event that the Managing Member Entity engages in a transaction in which (x) the Managing Member Entity (or a wholly owned direct or indirect Subsidiary of the Managing Member Entity) merges with another entity (referred to as the “Parent Entity”) that is organized in the UPREIT form (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an “Operating Entity”)) (“UPREIT”) and the Managing Member Entity survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Membership Interests, and (z) the Managing Member Entity is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Company shall distribute to the Managing Member with respect to its existing Membership Interest an amount of cash sufficient to complete such transaction and the Managing Member shall cause the Company to cancel a number of Membership Units (rounded to the nearest whole number) held by the Managing Member equal to the product attained by multiplying the number of additional Shares of the Managing Member Entity that the Managing Member Entity would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

Section 7.5	Outside Activities of the Managing Member; Relationship of Shares to Membership Units; Funding Debt

A. General. Except as contemplated by Section 7.3, without the Consent of the Outside Non-Managing Members, the Managing Member shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Managing Member Interests and the management of the business of the Company and such activities as are incidental thereto. Without Consent of the Outside Non-Managing Members, the assets of the Managing Member shall be limited to Membership Interests, permitted debt obligations of the Company (as contemplated by Section 7.5.F) and permitted assets of the Company (as contemplated by Section 7.3); provided, however, that the Managing Member shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit the Managing Member to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Company); and, provided further that, the Managing Member shall be permitted to acquire Qualified Assets.

B. Repurchase of Shares and Other Securities. If the Managing Member Entity exercises its rights under its organizational documents to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the Managing Member Entity, New Securities or Convertible Funding Debt, then the Managing Member Entity shall cause the Company to purchase from the Managing Member Entity (a) in the case of a purchase of Shares, that number of Membership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Managing Member Entity times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (b) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the Managing Member Entity purchased such securities.

C. Equity Incentive Plan. If, at any time or from time to time, the Managing Member Entity sells or otherwise issues Shares pursuant to any Equity Incentive Plan, the Managing Member Entity shall transfer or cause to be transferred the proceeds of the sale of such Shares, if any, to the Company as an additional Capital Contribution and the Company shall issue to the Managing Member Entity an amount of additional Membership Units equal to the number of Shares so sold or issued divided by the Conversion Factor. If the Company or the Managing Member Entity acquires Shares as a result of the forfeiture of such Shares under any Equity Incentive Plan, then the Managing Member shall cause the Company to cancel, without payment of any consideration to the Managing Member, that number of Membership Units of the appropriate class equal to the number of Shares so acquired, and, if the Company acquired such Shares, it shall transfer such Shares to the Managing Member for cancellation.

D. Issuances of Shares and Other Securities. So long as the common shares of the Managing Member Entity are Publicly Traded, the Managing Member Entity shall not grant, award or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the Managing Member Entity, New Securities or Convertible Funding Debt unless (i) the Managing Member shall cause, pursuant to Section 4.2.A hereof, the Company to issue to the Managing Member, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, the Managing Member Entity transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the Managing Member Entity through an issuance of Shares described in Section 4.2, the Managing Member Entity complies with such Section 7.4.F). Without limiting the foregoing, the Managing Member Entity is expressly authorized to issue additional Shares, other equity securities, New Securities or

Convertible Funding Debt, as the case may be, for less than fair market value, and the Managing Member is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Company to issue to the Managing Member corresponding Membership Interests (for example, and not by way of limitation, the issuance of Shares and corresponding Membership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise), as long as (a) the Managing Member concludes in good faith that such issuance is in the interests of the Managing Member and the Company and (b) the Managing Member Entity transfers all proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.

E. Funding Debt. The Managing Member or the Managing Member Entity or any wholly owned Subsidiary of either of them may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the Managing Member, the Managing Member Entity or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided, however, that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that, if the Managing Member Entity attempts to qualify as a REIT, the Managing Member, the Managing Member Entity or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Managing Member’s or Managing Member Entity’s ability to remain qualified as a REIT. If the Managing Member, Managing Member Entity or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.

F. Capital Contributions of the Managing Member. The Capital Contributions by the Managing Member pursuant to Sections 7.5.C and 7.5.D will be deemed to equal the cash contributed by the Managing Member plus, (i) in the case of cash contributions funded by an offering of any equity interests in or other securities of the Managing Member Entity, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 7.4.C and (ii) in the case of Membership Units issued pursuant to Section 7.5.C, an amount equal to the difference between the Value of the Shares sold pursuant to the Equity Incentive Plan and the net proceeds of such sale.

G. Tax Loans. The Managing Member or the Managing Member Entity may in its sole and absolute discretion, cause the Company to make an interest free loan to the Managing Member or the Managing Member Entity, as applicable, provided that the proceeds of such loans are used to satisfy any tax liabilities of the Managing Member or the Managing Member Entity, as applicable.

Section 7.6	Transactions with Affiliates

A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Company shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Member or any Affiliate of the Company that is not also a Subsidiary of the Company, except pursuant to transactions that are determined in good faith by the Managing Member to be on terms that are fair and reasonable.

B. Conflict Avoidance. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and Managing Member on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable.

C. Benefit Plans Sponsored by the Company. The Managing Member in its sole and absolute discretion and without the approval of the Non-Managing Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them.

Section 7.7	Indemnification

A. General. To the fullest extent permitted by law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company, the Managing Member or the Managing Member Entity or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, the Company or the Managing Member or the Managing Member Entity as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was a direct cause of the loss and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B. Reimbursement of Expenses. To the fullest extent permitted by law, reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Company in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Managing Member shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.

E. No Personal Liability for Members. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. Benefit. The provisions of this Section 7.7 are also for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H. Indemnification Payments Not Distributions. If and to the extent any payments to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing

Member (as opposed to the repayment of advances made on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

I. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Managing Member is obligated to indemnify the Company under any other agreement between the Managing Member and the Company.

Section 7.8	Liability of the Managing Member

A. General. Notwithstanding anything to the contrary set forth in this Agreement, to the fullest extent permitted by law, the Managing Member (which for the purposes of this Section 7.8 shall include the directors, trustees and officers of the Managing Member) shall not be liable or accountable for monetary or other damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

B. Tax Consequences of Managing Member Entity and Non-Managing Members. The Non-Managing Members expressly acknowledge that the Managing Member, in considering whether to dispose of any of the Company assets, shall take into account the tax consequences to the Managing Member Entity of any such disposition and shall have no liability whatsoever to the Company or any Non-Managing Member for decisions that are based upon or influenced by such tax consequences. In addition, in exercising its authority under this Agreement with respect to other matters, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member Entity) of any action taken (or not taken) by the Managing Member. No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Company or the Non-Managing Members by law or equity, fiduciary or otherwise. The Managing Member and the Company shall not have liability to any Non-Managing Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Non-Managing Member in connection with any taking or omission to take any such actions by the Managing Member unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

C. No Obligation to Consider Separate Interests of Non-Managing Members or Shareholders. The Non-Managing Members expressly acknowledge that the Managing Member is acting on behalf of the Company, its equityholders (and, to the extent separate, the equityholders of the Managing Member Entity), and the equityholders of the Non-Managing Members, collectively, and that, except as otherwise set forth herein, the Managing Member is under no obligation to consider or give priority to the separate interests of the Non-Managing Members (including, without limitation, the tax consequences to Non-Managing Members or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions. Any decisions or actions taken or not taken in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Company or the Non-Managing Members by law or equity, fiduciary or otherwise. The Managing Member and the Company shall not have liability to any Non-Managing Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Non-Managing Member in connection with any taking or omission to take any such actions by the Managing Member unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

D. Actions of Agents. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be liable to the Company or any Member for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

E. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s liability to the Company and the Non-Managing Members or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

F. Limitations of Fiduciary Duty. Sections 7.1.B, 7.1.E and this Section 7.8 and any other Section of this Agreement limiting the liability of the Managing Member and/or its trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Company or the Non-Managing Members if such duty would be imposed by any law, in equity or otherwise.

G. Reliance on this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Managing Member or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Managing Member.

Section 7.9	Other Matters Concerning the Managing Member

A. Reliance on Documents. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. Action Through Agents. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

D. Actions to Maintain REIT Status or Avoid Taxation of the Managing Member Entity. Notwithstanding any other provisions of this Agreement or the Act, if the Managing Member Entity attempts to qualify as a REIT, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member Entity to qualify as a REIT or (ii) to allow the Managing Member Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.

Section 7.10	Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if the Managing Member were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Non-Managing Member. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.11	Loans by Third Parties

The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property and any borrowings from, or guarantees of Debt of the Managing Member or any of its Affiliates) with any Person upon such terms as the Managing Member determines appropriate.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS

Section 8.1	Limitation of Liability

The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2	Management of Business

No Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

Section 8.3	Outside Activities of Non-Managing Members

Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Non-Managing Member or its Affiliates with the Managing Member, the Company or a Subsidiary, any Non-Managing Member (other than the Managing Member) and any officer, director, manager, employee, agent, trustee, Affiliate, member or shareholder of any Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member, officer, director, manager, employee, agent, trustee, Affiliate, member, shareholder or Assignee of any Non-Managing Member. None of the Non-Managing Members (other than the Managing Member) or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member to the extent expressly provided herein), and no Person (other than the Managing Member) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Non-Managing Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person.

Section 8.4	Return of Capital

Except pursuant to the right of redemption set forth in Section 8.6, no Non-Managing Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Non-Managing Member or Assignee shall have priority over any other Non-Managing Member or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5	Rights of Non-Managing Members Relating to the Company

A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D, each Non-Managing Member shall have the right, for a business purpose reasonably related to such Non-Managing Member’s interest as a Non-Managing Member in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense (including such administrative charges as the Managing Member may establish from time to time):

(1)	to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each Fiscal Year;

(2)	to obtain a current list of the name and last known business, residence or mailing address of each Member;

(3)

to obtain a copy of this Agreement and the Articles of Organization and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Articles of Organization and all amendments thereto have been executed;

(4)

to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member; and

(5)	other information regarding the affairs of the Company as is just and reasonable.

B. Notice of Conversion Factor. The Company shall notify each Non-Managing Member upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.

C. Notice of Termination Transaction of the Managing Member Entity. Prior to making any extraordinary distributions of cash or property to its shareholders or effecting a Termination Transaction, the Managing Member Entity shall provide written notice to the Non-Managing Members of its intention to effect such distribution or Termination Transaction at least twenty (20) Business Days (or such shorter period determined by the Managing Member Entity in its sole and absolute discretion) prior to the record date to determine shareholders eligible to receive such distribution or to vote upon such Termination Transaction (or, if no such record date is applicable, at least twenty (20) Business Days (or such shorter period determined by the Managing Member Entity in its sole and absolute discretion) before consummation of such distribution or Termination Transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Members or (ii) to require a Consent on the part of any one or more of the Non-Managing Members to a transaction that does not otherwise require Consent under this Agreement. Each Non-Managing Member agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the Managing Member Entity has made public disclosure thereof, to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right (if applicable) and to execute a confidentiality agreement provided by the Managing Member Entity; provided, however, that a Non-Managing Member may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

D. Confidentiality. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion, any information that (i) the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company is required by law or by agreements with unaffiliated third parties to keep confidential, provided, however, that this Section 8.5.D shall not affect the notice requirements set forth in Section 8.5.C.

Section 8.6	Redemption Right

A. General.

(i) Subject to Section 8.6.C and Section 11.6.E and except as set forth in Section 4.2.C, at any time on or after one year following the date of the initial issuance thereof (which, in the event of the transfer of an OP Unit, shall be deemed to be the date that the OP Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of an OP Unit (if other than the Managing Member Entity or any Subsidiary of the Managing Member Entity) shall have the right (the “Redemption Right”) to require the Company to redeem such Membership Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Managing Member Entity) by the holder of the Membership Units who is exercising the Redemption Right (the “Redeeming Member”). A Non-Managing Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Membership Units that it owns, as selected by the Non-Managing Member, provided, however, that a Non-Managing Member may not exercise the Redemption Right for fewer than one thousand (1,000) Membership Units of a particular class unless such Redeeming Member then holds fewer than one thousand (1,000) Membership Units in that class, in which event the Redeeming Member must exercise the Redemption Right for all of the Membership Units held by such Redeeming Member in that class, and provided further that, with respect to a Non-Managing Member which is an entity, such Non-Managing Member may exercise the Redemption Right for fewer than one thousand (1,000) Membership Units without regard to whether or not such Non-Managing Member is exercising the Redemption Right for all of the Membership Units held by such Non-Managing Member as long as such Non-Managing Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Non-Managing Member.

(ii) The Redeeming Member shall have no right with respect to any Membership Units so redeemed to receive any distributions paid in respect of a Company Record Date for distributions in respect of Membership Units after the Specified Redemption Date with respect to such Membership Units.

(iii) The Assignee of any Non-Managing Member may exercise the rights of such Non-Managing Member pursuant to this Section 8.6, and such Non-Managing Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Non-Managing Member’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Non-Managing Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Non-Managing Member.

(iv) Notwithstanding the foregoing, and subject to Section 8.6.B(iv), if the Managing Member Entity provides notice to the Non-Managing Members pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Membership Units have been outstanding for any specified period, during the period commencing on the date on which the Managing Member Entity provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or participate in such Termination Transaction (or if none, ending on the date of consummation of such distribution or Termination Transaction). If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Company and the Managing Member receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the Notice of Redemption.

B. Managing Member Entity Assumption of Redemption Right.

(i) If a Non-Managing Member has delivered a Notice of Redemption, the Managing Member Entity may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the organizational documents of the Managing Member Entity), elect to assume directly and satisfy a Redemption Right, with such redemption to occur on the Specified Redemption Date. If such election is made by the Managing Member Entity, the Company shall determine whether the Managing Member Entity shall pay the Redemption Amount in the form of the Cash Amount or the Shares Amount. The Company’s decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount shall be made by the Managing Member, in its capacity as the managing member of the Company and in its sole and absolute discretion. Payment of the Redemption Amount in the form of Shares shall be in Shares duly authorized, validly issued, fully paid and nonassessable and if applicable, free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of the Managing Member Entity, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Member, and shall bear a legend in form and substance determined by the Managing Member Entity. Upon such payment by the Managing Member Entity, the Managing Member Entity shall acquire the Membership Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Membership Units. Unless the Managing Member Entity, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the Managing Member Entity shall not have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right. If the Managing Member Entity shall exercise its right to assume directly and satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6B and shall fully perform its obligations in connection therewith, the Company shall have no right or obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and the Managing Member Entity shall, for U.S. federal income tax purposes, treat the transaction between the Managing Member Entity and the Redeeming Member as a sale of the Redeeming Member’s Membership Units to the Managing Member Entity.

(ii) If the Managing Member determines that the Managing Member Entity shall pay the Redeeming Member the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Member in exchange for the Redeeming Member’s Membership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Member shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the Managing Member Entity determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Member.

(iii) Each Redeeming Member agrees to execute such documents or provide such information or materials as the Managing Member Entity may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Member on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the organizational documents of the Managing Member Entity, (ii) with respect to any Membership Units issued on or after the date hereof, be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Managing Member Entity would in fact assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in the Managing Member’s Entity’s Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the Managing Member Entity being “closely held” within the meaning of Section 856(h) of the Code or cause the Managing Member to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Managing Member Entity, the Company or a subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Shares by the Redeeming Member to be “integrated” with any other distribution of Shares for purposes of complying with the registration provision of the Securities Act, as amended. Notwithstanding the foregoing, the Managing Member may, in its sole and absolute discretion, waive such prohibition set forth in this Section 8.6.C.

D. No Liens on Membership Units Delivered for Redemption. Each Non-Managing Member covenants and agrees that all Membership Units delivered for redemption shall be delivered to the Company or the Managing Member Entity, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the Managing Member Entity nor the Company shall be under any obligation to acquire Membership Units which are or may be subject to any liens. Each Non-Managing Member further agrees that, if any Federal, state or local tax is payable as a result of the transfer of its Membership Units to the Company or the Managing Member Entity, such Non-Managing Member shall assume and pay such transfer tax.

E. Additional Membership Interests; Modification of Holding Period. If the Company issues Membership Interests to any Additional Non-Managing Member pursuant to Article IV, the Managing Member may make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Membership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Membership Interests which differ from those set forth in this Agreement); provided, however, that no such revisions shall materially adversely affect the rights of any other Non-Managing Member to exercise its Redemption Right without that Non-Managing Member’s prior written consent. In addition, the Managing Member may, with respect to any holder or holders of Membership Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1	Records and Accounting

The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Non-Managing Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2	Fiscal Year

The Fiscal Year shall be the calendar year.

Section 9.3	Reports

A. Annual Reports. If and to the extent that the Managing Member Entity mails its annual report to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the Managing Member Entity shall cause to be mailed to each Non-Managing Member an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Company, or of the Managing Member Entity (and, if different, the Managing Member) if such statements are prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized “Big Four” firm of independent public accountants selected by the Managing Member Entity.

B. Quarterly Reports. If and to the extent that the Managing Member Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the Managing Member Entity shall cause to be mailed to each Non-Managing Member a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Company, or of the Managing Member Entity (and, if different, the Managing Member) if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.

C. The Managing Member shall have satisfied its obligations under Sections 9.3.A and 9.3.B by (i) to the extent the Managing Member Entity or the Company is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Managing Member Entity, provided that such reports are able to be printed or downloaded from such website.

ARTICLE X

TAX MATTERS

Section 10.1	Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing of all returns of the Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Non-Managing Members for federal and state income tax reporting purposes.

Section 10.2	Tax Elections

A. Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The Managing Member shall have the right to seek to revoke any such election upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

B. To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Company is hereby authorized to, and at the direction of the Managing Member shall, elect a safe harbor under which the fair market value of any Membership Interests issued in connection with the performance of services after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Membership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Company sold all of its assets for their fair market value immediately after the issuance of such Membership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Members under the terms of this Agreement). In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to transfers of such Membership Interests while the safe harbor election remains effective.

Section 10.3	Tax Member and Company Tax Audit Matters

A. General. The Managing Member shall be the “tax member” of the Company for federal, state and local income tax administrative or judicial proceedings (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as a “judicial review”) and is treated as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code as in effect on November 1, 2015 (Subchapter C of Chapter 63 of the Code as in effect on November 1, 2015 referred to as the “Current Partnership Audit Rules”) and the “partnership representative” pursuant to Section 6223(a) of the Code as included in the Bipartisan Budget Act of 2015 (with the changes to Subchapter C of Chapter 63 of the Code as made by the Bipartisan Budget Act of 2015 referred to as the “2015 Budget Act Partnership Audit Rules”). The partnership representative shall have the authority to designate from time to time a “designated individual” to act on behalf of the partnership representative, and such designated individual shall be subject to replacement by the partnership representative in accordance with Section 301.6223-1 of the Treasury Regulations. The designated individual will act only as directed by the partnership representative. The Managing Member is authorized to conduct all tax audits and judicial reviews for the Company. So long as Section 6223(c)(3) of the Current Partnership Audit Rules is in effect, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax member shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Non-Managing Members and any Assignees; provided, however, that such information is provided to the Company by the Non-Managing Members and the Assignees.

B. Powers. The tax member is authorized, but not required (and the Members hereby consent to the tax member, the partnership representative and the designated individual, as relevant, taking the following actions):

(1)	to elect out of the 2015 Budget Act Partnership Audit Rules, if available;

(2)

to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Company items required to be taken into account by a Member or the Company for income tax purposes, and in the settlement agreement the tax member may expressly state that such agreement shall bind the Company and all Members, except that, so long as the Current Partnership Audit Rules are in effect, such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations under the Current Partnership Audit Rules) files a statement with the IRS providing that the tax member shall not have the authority to enter into a settlement agreement on behalf of such Member or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Current Partnership Audit Rules) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Current Partnership Audit Rules);

(3)

to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;

(4)	to intervene in any action brought by any other Member for judicial review of a final adjustment;

(5)

to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(6)

to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(7)

to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations, including, without limitation, the following actions to the extent that the 2015 Budget Act Partnership Audit Rules apply to the Company and its current or former Members:

a.

electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, apply to the Company and its current or former Members; and

b.

for Company level assessments under Section 6225 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Members, setting aside reserves from Available Cash of the Company, withholding of distributions of Available Cash to the Members, and requiring current or former Members to make cash payments to the Company for their share of the Company level assessments; and

(8)	to take any other action required or permitted by the Code and Regulations in connection with its role as tax matters partner, partnership representative and designated individual, as relevant.

The taking of any action and the incurring of any expense by the tax member in connection with any such audit or proceeding referred to in clause (7) above, except to the extent required by law, is a matter in the sole and absolute discretion of the tax member and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the tax matters partner, the partnership representative and the designated individual, as relevant, in its capacity as such. In addition, the Managing Member shall be entitled to indemnification set forth in Section 7.7 for any liability for tax imposed on the Company under the 2015 Budget Act Partnership Audit Rules that is collected from the Managing Member.

The current and former Members agree to reasonably cooperate with the Managing Member and to do or refrain from doing any or all things reasonably requested by the Managing Member in connection with such audit or proceeding. To the extent that the 2015 Budget Act Partnership Audit Rules apply to the Company and its current or former Member, the current and former Members agree to provide any information and documentation reasonably requested by the partnership representative and designated individual in connection with the 2015 Budget Act Partnership Audit Rules (and if applicable, with certifications as to the filing of the initial and amended tax returns), including, but not limited to, the following:

(1)	information and documentation to determine and prove eligibility of the Company to elect out of the 2015 Budget Act Partnership Audit Rules;

(2)	information and documentation to reduce the Company level assessment consistent with Section 6225(c) of the Code, as included in the 2015 Budget Act Partnership Audit Rules; and

(3)	information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules.

In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Section 14.1 of this Agreement, the Managing Member is authorized (without any requirement of the consent or approval of any other Members) to make all such amendments to this Section 10.3 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the 2015 Budget Act Partnership Audit Rules and any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S. Treasury Department.

C. Reimbursement. The tax matters partner, the partnership representative and the designated individual shall receive no compensation for their services. All third-party costs and expenses incurred by the tax matters partner, the partnership representative and the designated individual in performing their respective duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the tax matters partner, the partnership representative and the designated individual in discharging their respective duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

D. Survival. The obligations of each Member under this Section 10.3 shall survive the termination, dissolution, liquidation and winding up of the Company such Member’s withdrawal from the Company or the transfer of such Member’s interest in the Company, and each Member agrees to execute such documentation requested by the Company at the time of such Member’s withdrawal from the Company or the transfer of such Member’s interest in the Company to acknowledge and confirm such Member’s continuing obligations under this Section 10.3.

Section 10.4	Organizational Expenses

The Company shall elect to deduct expenses as provided in Section 709 of the Code.

Section 10.5	Withholding

Each Non-Managing Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Non-Managing Member any amount of U.S. federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Non-Managing Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount withheld with respect to a Non-Managing Member pursuant to this Section 10.5 shall be treated as paid or distributed, as applicable, to such Non-Managing Member for all purposes under this Agreement to the extent that the Company is contemporaneously making distributions against which such amount can be offset. Any amount paid on behalf of or with respect to a Non-Managing Member, in excess of any such amount of contemporaneous distributions against which such amount paid can be offset, shall constitute a loan by the Company to such Non-Managing Member, which loan shall be repaid by such Non-Managing Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Non-Managing Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Non-Managing Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed or otherwise paid to such Non-Managing Member. Each Non-Managing Member hereby unconditionally and irrevocably grants to the Company a security interest in such Non-Managing Member’s Membership Interest to secure such Non-Managing Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Non-Managing Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Non-Managing Member shall take such actions as the Company or the Managing Member shall request to perfect or enforce the security interest created hereunder.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1	Transfer

A. Definition. The term “transfer,” when used in this Article XI with respect to a Membership Interest or a Membership Unit, shall be deemed to refer to a transaction by which the Managing Member purports to assign all or any part of its Managing Member Interest to another Person or by which a Non-Managing Member purports to assign all or any part of its Non-Managing Member Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise. The term “transfer” when used in this Article XI does not include any redemption or repurchase of Membership Units by the Company from a Member or acquisition of Membership Units from a Non-Managing Member by the Managing Member Entity pursuant to Section 8.6 or otherwise. When used in this Article XI, the verb “transfer” shall have correlative meaning. No Membership Interest shall be subject to the claims of any creditor, any spouse (for alimony, support or otherwise), or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the Managing Member, in its sole and absolute discretion.

B. General. No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.

Section 11.2	Transfers and Withdrawals by Managing Member and Managing Member Entity

A. General. Neither the Managing Member nor the Managing Member Entity shall transfer any of its Membership Interests, and, if the Managing Member Entity is not the Managing Member, the Managing Member Entity may not transfer any of its direct or indirect interests in the Managing Member, or withdraw from the Company, except (i) in connection with a transaction permitted under Section 11.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the shareholders of the Managing Member Entity, (iii) with the Consent of the Outside Non-Managing Members; or (iv) to any Person that is, at the time of such transfer, an Affiliate of the Managing Member Entity that is controlled by the Managing Member Entity, including any Qualified REIT Subsidiary.

B. Termination Transactions. The Managing Member Entity shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.2.A), sale of all or substantially all of its assets or any reclassification, recapitalization or other similar change in the outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (“Termination Transaction”), unless: (i) the Termination Transaction has been approved by the

Consent of Members holding Membership Interests representing more than fifty percent (50%) of the Percentage Interest of the OP Units (including OP Units held by the Managing Member), and (ii) all Members either will receive, or will have the right to receive, in connection with the Termination Transaction, for each Membership Unit, an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Managing Member Entity, each holder of Membership Units shall receive, or shall have the right to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Membership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

C. Creation of New Managing Member. The Managing Member shall not enter into an agreement or other arrangement providing for or facilitating the creation of a managing member of the Company other than the Managing Member Entity, unless the successor managing member (i) is a direct or indirect controlled Affiliate of the Managing Member, and (ii) executes and delivers a counterpart to this Agreement in which such successor managing member agrees to be fully bound by all of the terms and conditions contained herein that are applicable to the Managing Member or Managing Member Entity.

Section 11.3	Transfers by Non-Managing Members

A. General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Non-Managing Member (other than the Managing Member and the Managing Member Entity, in their capacities as Non-Managing Members) may not transfer any portion of its Membership Interest, or any of such Non-Managing Member’s rights as a Non-Managing Member, without the prior written consent of the Managing Member, which consent may be withheld in the Managing Member’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Sections 11.4, 11.5 and 11.6.

B. Incapacitated Non-Managing Member. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate and such power as the Incapacitated Non-Managing Member possessed to transfer all or any part of his, her or its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

C. Permitted Transfers. Subject to Sections 11.3.D, 11.3.E, 11.4, 11.5 and 11.6, a Non-Managing Member may transfer, with or without the consent of the Managing Member, all or a portion of its Membership Interest (i) in the case of a Non-Managing Member who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Non-Managing Member which is a trust, to the beneficiaries of such trust, (iii) in the case of a Non-Managing Member which is a partnership, limited liability company, joint venture, corporation or other business entity to which Membership Units were transferred pursuant to clause (i) above, to its partners, owners or shareholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Membership Units to it pursuant to clause (i) above, (iv) in the case of a Non-Managing Member which acquired Membership Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, shareholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or shareholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Membership Interests whether the Membership Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Non-Managing Member which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Non-Managing Member and the Company pursuant to which such Membership Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Non-Managing Member, and (ix) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.F hereof. A trust or other entity will be considered formed “for the benefit” of a Member’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D. No Transfers Violating Securities Laws. The Managing Member may prohibit any transfer of Membership Units by a Non-Managing Member unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Non-Managing Member to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Unit or, at the option of the Company, an opinion of legal counsel to the Company to the same effect.

E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Membership Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan otherwise constitutes a Nonrecourse Liability unless (i) the Managing Member is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Managing Member to exchange or redeem for the Redemption Amount any Membership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.4	Substituted Non-Managing Members

A. Consent of Managing Member. No Non-Managing Members shall have the right to substitute a transferee as a Non-Managing Member in its place (including any transferees permitted by Section 11.3). The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Non-Managing Member pursuant to this Section 11.4 as a Substituted Non-Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Non-Managing Member shall not give rise to any cause of action against the Company, the Managing Member or any Member. The Managing Member hereby grants its consent to the admission as a Substituted Non-Managing Member to any bona fide financial institution that loans money or otherwise extends credit to a holder of Membership Units and thereafter becomes the owner of such Membership Units pursuant to the exercise by such financial institution of its rights under a pledge of such Membership Units granted in connection with such loan or extension of credit.

B. Rights of Substituted Member. A transferee who has been admitted as a Substituted Non-Managing Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement. The admission of any transferee as a Substituted Non-Managing Member shall be conditioned upon the transferee executing and delivering to the Company an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the Managing Member, to effect the admission, each in form and substance reasonably satisfactory to the Managing Member.

C. Member Registry. Upon the admission of a Substituted Non-Managing Member, the Managing Member shall update the Member Registry in the books and records of the Company as it deems necessary to reflect such admission in the Member Registry.

Section 11.5	Assignees

If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Non-Managing Member, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss, gain, loss and Recapture Income attributable to the Membership Units assigned to such transferee, and shall have the rights granted to the Non-Managing Members under Section 8.6, but shall not be deemed to be a holder of Membership Units for any other purpose under this Agreement, and shall not be entitled to vote such Membership Units in any matter presented to the Non-Managing Members for a vote (such Membership Units being deemed to have been voted on such matter in the same proportion as all other Membership Units held by Non-Managing Members are voted). If any such transferee desires to make a further assignment of any such Membership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Membership Units.

Section 11.6	General Provisions

A. Withdrawal of Non-Managing Member. No Non-Managing Member may withdraw from the Company other than as a result of a permitted transfer of all of such Non-Managing Member’s Membership Units in accordance with this Article XI and the transferee of such Membership Units being admitted to the Company as a Substituted Non-Managing Member, or pursuant to redemption of all of its Membership Units under Section 8.6.

B. Termination of Status as Non-Managing Member. Any Non-Managing Member who shall transfer all of its Membership Units in a transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Non-Managing Member or pursuant to redemption of all of its Membership Units under Section 8.6 shall cease to be a Non-Managing Member.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon ten (10) Business Days prior notice to the Managing Member, unless the Managing Member otherwise agrees.

D. Allocations. If any Membership Interest is transferred during any the Fiscal Year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be prorated based upon the applicable method selected by the Managing Member). Solely for purposes of making such allocations, at the discretion of the Managing Member, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Member as of midnight on the last day of said month. All distributions of Available Cash attributable to any Membership Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Membership Unit shall be made to the transferee Member.

E. Additional Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer contained herein or in any Equity Incentive Plan, including, without limitation, the provisions of Article VII and this Article XI, in no event may any transfer or assignment of a Membership Interest by any Member (including pursuant to Section 8.6) be made without the express consent of the Managing Member, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Membership Units held by all Non-Managing Members other than the Managing Member, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Non-Managing Members other than the Managing Member, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if the Managing Member Entity attempts to qualify as a REIT and, in the opinion of legal counsel for the Company, there is a risk that such transfer would adversely affect the ability of the Managing Member Entity to continue to qualify as a REIT or subject the Managing Member Entity to any additional taxes under Section 857 and Section 4981 of the Code.

F. Avoidance of “Publicly Traded Partnership” Status. The Managing Member shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Managing Member shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Company of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the Managing Member to limit or restrict in any manner the right of any holder of a Membership Unit to exercise the Redemption Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1	Admission of a Successor Managing Member

A successor to all of the Managing Member’s Managing Member Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such successor shall carry on the business of the Company without dissolution. In such case, the admission shall be subject to such successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2	Admission of Additional Non-Managing Members

A. General. No Person shall be admitted as an Additional Non-Managing Member without the consent of the Managing Member, which consent shall be given or withheld in the Managing Member’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Non-Managing Member only with the consent of the Managing Member and only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person’s admission as an Additional Non-Managing Member. The admission of any Person as an Additional Non-Managing Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

B. Allocations to Additional Non-Managing Members. If any Additional Non-Managing Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Non-Managing Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss, and each item thereof would be prorated based upon the applicable period selected by the Managing Member). Solely for purposes of making such allocations, at the discretion of the Managing Member, each of such items for the calendar month in which an admission of any Additional Non-Managing Member occurs shall be allocated among all the Members and Assignees including such Additional Non-Managing Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Non-Managing Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Non-Managing Member.

Section 12.3	Amendment of Agreement and Articles of Organization

For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Articles of Organization and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1	Dissolution

The Company shall not be dissolved by the admission of Substituted Non-Managing Members or Additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i) an event of withdrawal of the Managing Member (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal, the Consent of the Outside Non-Managing Members to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member is obtained;

(ii) an election to dissolve the Company made by the Managing Member in its sole and absolute discretion;

(iii) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iv) ninety (90) days after the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or

(v) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Members holding more than 50% of the Percentage Interests represented by the OP Units is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.

Section 13.2	Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, if there is no remaining Managing Member, any Person elected by a majority in interest of the Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include equity or other securities of the Managing Member or any other entity) shall be applied and distributed in the following order:

(1)	First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(2)	Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member;

(3)	Third, to the payment and discharge of all of the Company’s debts and liabilities to the Members;

(4)

Fourth, to the holders of Membership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Membership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(5)

Fifth, the balance, if any, to the Members, including, without limitation, the holders of the Vested LTIP Units, in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII, other than reimbursement of its expenses as provided in Section 7.4.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3	Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A. Timing of Distributions. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the Managing Member and Non-Managing Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Managing Member a pro rata portion of the distributions that would otherwise be made to the Managing Member and Non-Managing Members pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Managing Member and Non-Managing Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Managing Member and Non-Managing Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Non-Managing Members pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Managing Member and Non-Managing Members as soon as practicable.

B. Restoration of Deficit Capital Accounts Upon Liquidation of the Company. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Member and the Company after the date hereof. Notwithstanding the foregoing, (i) if the Managing Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), the Managing Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a DRO Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), such DRO Member shall be obligated to make a contribution to the Company with respect to any such deficit balance in such DRO Member’s Capital Account upon a liquidation of the Company in an amount equal to the lesser of such deficit balance or such DRO Member’s DRO Amount; and (iii) the first sentence of this Section 13.3.B shall not apply with respect to any other Member to the extent, but only to such extent, that such Member previously has agreed in writing, with the consent of the Managing Member, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Company. No Non-Managing Member shall have any right to become a DRO Member, to increase its DRO Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account without the express written consent of the Managing Member, in its sole and absolute discretion. Any contribution required of a Member under this Section 13.3.B. shall be made on or before the later of (i) the end of the Fiscal

Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Company made by a DRO Member with respect to a deficit in such DRO Member’s Capital Account balance shall be treated as a Capital Contribution by such DRO Member and the proceeds thereof shall be treated as assets of the Company to be applied as set forth in Section 13.2.A.

C. Restoration of Deficit Capital Accounts Upon a Liquidation of a Member’s Interest by Transfer. If a DRO Member’s interest in the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Company) which term shall include a redemption by the Company of such DRO Member’s interest upon exercise of the Redemption Right, and such DRO Member is designated on Exhibit E as Part II DRO Member, such DRO Member shall be required to contribute cash to the Company equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such DRO Member’s DRO Amount. For this purpose, (i) the DRO Member’s deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Fiscal Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such DRO Member’s Capital Account balance, the Managing Member shall re-determine the Carrying Value of the Company’s assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the DRO Member’s allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 13.3.B.

D. Effect of the Death of a DRO Member. After the death of a DRO Member who is an individual, the executor of the estate of such DRO Member may elect to reduce (or eliminate) the DRO Amount of such DRO Member. Such elections may be made by such executor by delivering to the Managing Member within two hundred and seventy (270) days of the death of such Non-Managing Member, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the DRO Member’s estate (and the beneficiaries thereof who receive distributions of Membership Interests therefrom) shall be deemed a DRO Member with a DRO Amount in the same amount as the deceased DRO Member. Any DRO Member which itself is a partnership for U.S. federal income tax purposes may likewise elect, after the date of its member’s death to reduce (or eliminate) its DRO Amount by delivering a similar notice to the Managing Member within the time period specified above, and in the absence of any such notice the DRO Amount of such DRO Member shall not be reduced to reflect the death of any of its members.

Section 13.4	Rights of Non-Managing Members

Except as otherwise provided in this Agreement, each Non-Managing Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise expressly provided in this Agreement, no Non-Managing Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5	Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member).

Section 13.6	Cancellation of Articles of Organization

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Articles of Organization and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of New York shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7	Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.

Section 13.8	Waiver of Partition

Each Member hereby waives any right to partition of the Company property.

Section 13.9	Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.8.

ARTICLE XIV

AMENDMENT OF OPERATING AGREEMENT; MEETINGS

Section 14.1	Amendments

A. General. The Managing Member’s prior written consent shall be required to amend or waive any provisions of this Agreement. The Managing Member, without consent of the Non-Managing Members, may amend this Agreement in any respect; provided, however, that the following amendments shall require Consent of the Outside Non-Managing Members:

(i) any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Conversion Factor or the Redemption Right, except as permitted pursuant to Section 8.6.E, in each case in a manner that adversely affects the Non-Managing Members in any material respects;

(ii) any amendment to Article V, its related defined terms or otherwise affecting the rights of the Non-Managing Members to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.5, in each case in a manner that adversely affects the Non-Managing Members in any material respects;

(iii) any amendment to Article VI, its related defined terms or otherwise that would materially alter the Company’s allocation of profit and loss to the Non-Managing Members, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;

(iv) any amendment that would (x) convert a Non-Managing Member’s interest in the Company into a managing member’s interest, (y) modify the limited liability of a Non-Managing Member, or (z) impose on the Non-Managing Members any obligation to make additional Capital Contributions to the Company, or

(v) any amendment to Section 4.2.A (proviso only), Section 7.5, Section 11.2, Section 11.3 and this Section 14.1.A, in each case together with their related defined terms.

B. The Managing Member shall notify the Non-Managing Members in writing of any amendment or waiver not requiring the Consent of the Outside Non-Managing Members made pursuant to Section 14.1.A in the next regular communication to the Non-Managing Members or within ninety (90) days of such amendment, whichever is earlier. For any amendment or waiver requiring the Consent of the Outside Non-Managing Members pursuant to Section 14.1.A, the Managing Member shall seek the written Consent of the Members as set forth in Section 14.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote in favor of the recommendation of the Managing Member. Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the Managing Member and receives the Consent of the Outside Non-Managing Members, as applicable, in accordance with Sections 14.1.A.

C. Amendment and Restatement of Member Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Member Registry by the Managing Member to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the Managing Member without the Consent of the Outside Non-Managing Members and without any notice requirement.

Section 14.2	Meetings of the Members

A. General. Meetings of the Members may be called by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B. Except as otherwise expressly provided in this Agreement, the Consent of holders of Membership Interests representing a majority of the Percentage Interests of the OP Units shall control (including OP Units held by the Managing Member).

B. Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding Membership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the OP Units (including OP Units held by the Managing Member). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Members holding the required Percentage Interest of the OP Units have been filed with the Managing Member.

C. Proxy. Each Non-Managing Member may authorize any Person or Persons to act for him by proxy on all matters in which a Non-Managing Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Non-Managing Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Non-Managing Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.

D. Votes. On matters on which Non-Managing Members are entitled to vote, each Non-Managing Member shall have the number of votes equal to the number of OP Units held.

E. Conduct of Meeting. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deem appropriate.

F. Record Date. The Managing Member may set, in advance, the Company Record Date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the Company Record Date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1	Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including, but not limited to, via e-mail) to the Member or Assignee at the address set forth in the Member Registry or such other address as the Members shall notify the Managing Member in writing.

Section 15.2	Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 15.3	Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4	Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6	Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.7	Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8	Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9	Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Section 15.10	Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11	Power of Attorney

A. General. Each Non-Managing Member and each Assignee who accepts Membership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Managing Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)

execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Articles of Organization and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or a company in which the members have limited liability) in the State of New York and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Managing Member or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Member and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(2)

execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 15.11 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Non-Managing Member or Assignee and the transfer of all or any portion of such Non-Managing Member’s or Assignee’s Membership Units and shall extend to such Non-Managing Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Non-Managing Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney. Each Non-Managing Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

Section 15.12	Entire Agreement

This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.13	No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Membership Units any rights whatsoever as shareholders of the Managing Member Entity, including, without limitation, any right to receive dividends or other distributions made to shareholders of the Managing Member Entity, or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of trustees (or directors, if applicable) of the Managing Member Entity or any other matter.

Section 15.14	Limitation to Preserve REIT Status

If the Managing Member Entity attempts to qualify as a REIT, to the extent that any amount paid or credited to the Managing Member Entity or any of its officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the Managing Member for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “Managing Member Payment”) then, notwithstanding any other provision of this Agreement, the amount of such Managing Member Payment for any Fiscal Year shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) 4% of the Managing Member Entity’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Managing Member Payments) for the Fiscal Year which is described in subsections (A) though (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Managing Member Entity from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any Managing Member Payments); or

(ii) an amount equal to the excess, if any of (a) 24% of the Managing Member Entity’s total gross income (but not including the amount of any Managing Member Payments) for the Fiscal Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Managing Member Payments) derived by the Managing Member Entity from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;

provided, however, that Managing Member Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Managing Member Entity, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Managing Member Entity’s ability to qualify as a REIT. To the extent Managing Member Payments may not be made in a given Fiscal Year due to the foregoing limitations, such Managing Member Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five Fiscal Years, and if not paid within such five Fiscal Year period, shall expire; and provided further that (i) as Managing Member Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:

Broadstone Net Lease, Inc.

By:
Name:
Title:

NON-MANAGING MEMBERS:

By:

By:
Name:
Title:

[Signature Page to Second Amended and Restated Operating Agreement]

EXHIBIT A

FORM OF MEMBER REGISTRY

	OP UNITS
Name and Address of Member	Membership Units	Capital Account Balance (as of the date hereof)	Percentage Interest
MANAGING MEMBER: BROADSTONE NET LEASE, INC. 800 Clinton Square Rochester, NY 14604 Attn: Facsimile:
NON-MANAGING MEMBERS:
[NAME]
[NAME]

TOTAL MEMBERSHIP UNITS			100.000%

Exhibit A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Members

A. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B, and decreased by (x) the amount of cash or Agreed Value of property actually distributed or deemed to be distributed to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B.

B. For purposes of computing Net Income, Net Loss or the amount of any item of income, gain, loss and deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to any adjustments to the adjusted bases of the assets of the Company pursuant to Sections 754 of the Code, provided, however, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members’ Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

(2) The computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

Exhibit B-1

(4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or shorter period.

(5) In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6) Any items specially allocated under Section 1 of Exhibit C to the Agreement hereof shall not be taken into account.

C. A transferee (including any Assignee) of a Membership Unit shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new member acting in a Member capacity or in anticipation of becoming a Member (including the issuance of any LTIP Units); and (e) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) (to the extent not required by Regulations) above shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of

Exhibit B-2

valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Non-Managing Members) are computed in order to comply with such Regulations, the Managing Member may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2. No Interest

No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

3. No Withdrawal

No Member shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles IV, V, VII and XIII of the Agreement.

Exhibit B-3

EXHIBIT C

SPECIAL ALLOCATION RULES

1. Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Member Minimum Gain during such Fiscal Year.

B. Member Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Managing Member and Non-Managing Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of

Exhibit C-1

each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D. Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Except as may otherwise be expressly provided by the Managing Member pursuant to Section 4.2 of the Agreement with respect to other classes of Membership Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Members holding OP Units in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Non-Managing Members, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G. Adjustments Pursuant to Code Section 734 and Section 743. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Forfeiture Allocations. Upon a forfeiture of any unvested Membership Interest by any Member, gross items of income, gain, loss or deduction shall be allocated to such Member if and to the extent required by final Treasury Regulations promulgated after the date hereof (or, if final Treasury Regulations have not yet been promulgated, to the extent determined by the Managing Member, in its sole discretion, as necessary) to ensure that allocations made with respect to all unvested Membership Interests are recognized under Code Section 704(b).

Exhibit C-2

I. The allocations set forth in clauses (A) through (F) of this Section 1 (“Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Section 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 of the Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.

2. Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Members as follows:

(1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2) (a) In the case of an Adjusted Property, such items shall

(i) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

(ii) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B(1) of this Exhibit C; and

(b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

Exhibit C-3

(3) all other items of income, gain, loss and deduction shall be allocated among the Members the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Managing Member shall, subject to any agreements between the Company and a Member, have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

Exhibit C-4

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems __________________ Membership Units in Broadstone Net Lease, LLC (the “Company”) in accordance with the terms of the Second Amended and Restated Operating Agreement of the Company, as amended, and the Redemption Right referred to therein, (ii) surrenders such Membership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Managing Member) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Membership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Membership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:	Name of Non-Managing Member:

(Signature of Non-Managing Member)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exhibit D-1

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Exhibit D-2

EXHIBIT E

FORM OF DRO REGISTRY

PART I DRO MEMBERS	DRO AMOUNT

PART II DRO MEMBERS

Exhibit E-1

EXHIBIT F

NOTICE OF ELECTION BY MEMBER TO CONVERT

LTIP UNITS INTO OP UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert _____________ LTIP Units in Broadstone Net Lease, LLC (the “Company”) into OP Units in accordance with the terms of the Second Amended and Restated Operating Agreement of the Company, as amended; and (ii) directs that any cash in lieu of OP Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:	Name of Holder:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exhibit F-1

EXHIBIT G

NOTICE OF ELECTION BY COMPANY TO FORCE CONVERSION OF

LTIP UNITS INTO OP UNITS

Broadstone Net Lease, LLC (the “Company”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the Second Amended and Restated Operating Agreement of the Company, as amended.

Name of Holder:

Date of this Notice:

Number of LTIP Units to be Converted:

Please Print Exact Name as Registered with the Company:

Exhibit G-1